Exhibit 10.2

AMENDED EXECUTIVE AGREEMENT

Between

GALA GLOBAL, INC.,

And

CONTROLLED ENVIRONMENT GENOMICS, INC.

And

TIMOTHY MADDEN

This Amended Executive Agreement (“Amended Agreement”) is entered and into effect as of __th day of November, 2017, Between Gala Global, Inc., a Nevada Corporation, having a principal address of 18881 Von Karman Ave., Suite 1440, Irvine, California, 92612 (the “Company”) (“GLAG”), Controlled Environment Genomics, Inc., a Ohio Corporation, a majority owned subsidiary of Gala Global, Inc., having a principal address of 2022 21st, Cuyahoga Falls, Ohio (“CEG”) Timothy Madden, an individual (“Executive”), (collectively the “Parties”)

RECITALS:

WHEREAS, The Company and the Executive entered into an agreement on or about May, 8, 2017 (Exhibit A) whereby the Executive accepted the position of Chief Executive Officer (“CEO”) of Gala Global, Inc.; and

WHEREAS, The Executive desires to step down as the CEO of Gala Global, Inc. and focus full time as the CEO of CEG, his other current position with the Company; and

WHEREAS, The Company desires that the Executive step down as CEO of GLAG to focus his full attention as the CEO of Controlled Environment Genomics, Inc., and

WHEREAS, The Parties hereto desire to enter into this Amended Agreement whereby the all the terms of the Executive Agreement entered into on May 8, 2017 remain in place and apply to this Amended Agreement with the exception for the following change for a commission:

Commission

a)	During the term of this Agreement, Executive will also be paid a Commission. Executive will be paid a commission on the initial and any new business transactions Executive introduces to the Company pursuant to the commission plan described in this paragraph.

b)	Commission Rate. Commissions shall be TEN PERCENT (10%) of the net fee (i.e. net of appropriate expenses including other commissions paid) by Company from initial and new business introduced by Director.

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c)	Earning of Commission. Executive agrees that he has not earned any commission on any fee due from the new business transaction unless and until the fee is actually received by Company. Executive also agrees that he has not earned any commission on any fee received from the client unless Executive is actually acting under this Agreement at the time of the receipt of the fee by the Company.

d)	Payment of Net Commission. Any commission payment due Executive in accordance with this commission plan (the ''net commission'') will be paid at the completion of the project less appropriate withholdings and deductions.

e)	If the Company has to incur third party funding to finance the project, no commission will be paid, and if the all the net commissions paid on a project puts the Company in a negative return, no commissions will be paid.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT:

Mr. Timothy Madden as agreed to step-down as the Company’s CEO, and focus full time as the CEO of Controlled Environment Genomics, Inc.

All terms and conditions of the Executive Agreement dated May 8, 2017 remain in affect. (Exhibit A)

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THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first above written.

COMPANY:
Gala Global, Inc.
A Nevada Corporation.

By: /s/ Allison Hess
Name: Allison Hess
Title: Secretary

CONTROLLED ENVIRONMENT GENOMICS, INC.
Timothy Madden

By: /s/ Tim Madden
Name: Timothy Madden
Title: Chief Executive Officer

EXECUTIVE:
Timothy Madden

By: /s/ Tim Madden
Name: Timothy Madden
Title: Chief Executive Officer

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AGREEMENT FOR CORPORATE EXECUTIVE
Between
GALA GLOBAL, INC.
And
TIMOTHY MADDEN

This Executive Agreement ("Agreement") in entered and into effect as of 8th day of May, 2017 between Gala Global, Inc., a Nevada Corporation, having a principal address of 2780 S. Jones Blvd #3725, Las Vegas NV 89146 and its subsidiaries, affiliates, or corporate or other successors, if any (collectively, "Company"), and Timothy Madden, an individual ("Executive").

RECITALS:

WHEREAS, The Company is in business of equity investments, debt financing, mergers and acquisitions (M&A) in the indoor agriculture industry.

WHEREAS, The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement;

WHEREAS, Executive desires to engage the Company, and is willing to continue such on the terms and conditions set forth in this Agreement;

WHEREAS, The Parties hereto desire to enter into an agreement whereby the Executive's services will be made available to the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT:

1. INCORPORATION OF RECITALS.

The recitals set forth above are hereby incorporated by this reference as though set forth in full herein, and the parties agree and acknowledge that said recitals are true and accurate.

2. PRINCIPAL PLACE OF BUSINESS.

Unless the Parties agree otherwise in writing, the principal place of business of the employment term shall be at 2780 S. Jones Blvd #3725, Las Vegas NV 89146

3. TERM

The term of this Agreement shall commence on the 8th day May 2017, and shall continue through MARCH 30th 2020 unless terminated in accordance with the provisions of this Agreement.

4. DUTIES

Company shall employ Executive as Chief Executive Officer or in such other capacity or capacities as Company's Board of Directors may from time to time prescribe.

Executive shall be Chief Executive Officer, with full power and authority to manage and conduct all the business of Company, subject to the directions and policies of Company and its Board of Directors as they may be, from time to time, stated either orally or in writing. Executive shall not, however, take any of the following actions on behalf of Company without the express written approval of the board of directors;

a)	Borrowing or obtaining credit in any amount or executing any guaranty.
b)	Expending funds for capital equipment in excess of budgeted expenditures for any calendar month.
c)	Selling or transferring capital assets.
d)	Executing any contract or making any commitment for the purchase or sale of Company's products or facilities.
e)	Exercising any discretionary authority or control over the management of any Executive welfare or pension benefit plan or over the disposition of the assets of any such plan.

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Executive shall serve in an executive capacity and shall perform such duties as are consistent with his positions as Chief Executive Officer. Executive performance of his duties shall at all times be subject to the policies set by Company's Board of Directors, and to the consent of the Board, when required by this Agreement, or by the Bylaws or Board resolutions of the Company. Such duties shall include, without limitation, leading and coordinating Company's efforts to develop and implement strategic and operating plans for Company and its operating subsidiaries (including, without limitation, the production, manufacture, marketing, distribution, and sale of the products of Company's operating subsidiaries); executing day-to-day general management of Company; developing relationships with new distributors, customers, and suppliers; maintaining and solidifying relationships with Company's existing distributors, customers, and suppliers; and supporting the development and growth of Company and its operating subsidiaries.

The duties to be performed by Executive may be changed from time to time by the Board of Directors, in its sole discretion.

Executive agrees that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them peculiar value to Company's, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive agrees that Company, in addition to any other rights or remedies the Company may have, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Company.

The employment relationship between the Parties shall be governed by the general employment policies and practices of Company, including but not limited to those relating to protecting confidential information and assignment of inventions, intellectual property and those pertaining to legal compliance and business ethics; provided, however, that when the terms of this Agreement differ from or conflict with Company's general employment policies or practices, this Agreement shall control.

6. COMPENSATION

a)	During the term of this Agreement, the Executive will be paid an ANNUAL base of Executive Stock in the amount of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Rule 144 Restricted Common Stock of the Company (OTC: GLAG);
b)	The Executive shall be issued ONE PERCENT (1%) of the issue and outstanding equity stock in Company every Six (6) Months during the term of this Agreement;
c)	The Executive will be paid an additional TEN THOUSAND dollars ($10,000) a month until the sale of the 1.5 million and or (1%) of the issue and outstanding equity stock issued every Six (6) Months during the term of this Agreement equals or exceeds $10,000 a month.
d)	The certificates representing the Executive Stock Common Shares will bear the following legend;

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

e)	No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

f)	The Company shall not be required (i) to transfer on its books any shares of Executive Stock which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

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Commission

g)	During the term of this Agreement, Executive will also be paid a Commission. Executive will be paid a commission on the initial and any new business transactions Executive introduces to the Company pursuant to the commission plan described in this paragraph.
h)	Commission Rate. Commissions shall be TEN PERCENT (10%) of the net fee received by Company from initial and new business introduced by Director.
i)	Earning of Commission. Executive agrees that he has not earned any commission on any fee due from the new business transaction unless and until the fee is actually received by Company. Executive also agrees that he has not earned any commission on any fee received from the client unless Executive is actually acting under this Agreement at the time of the receipt of the fee by the Company. Executive has no entitlement to any commission on any fee received from the new business transaction after the effective date of the termination of this Agreement.
j)	Payment of Net Commission. Any commission payment due Executive in accordance with this commission plan (the "net commission") will be paid to him prior to the end of a the next regular quarter following the calculation, less appropriate withholdings and deductions. If this Agreement has terminated prior to the end of a quarter, the gross and net commission calculations, and the payment of net commission due, if any, will be made as soon as possible.

7. TIME AND EFFORT REQUIRED.

During his employment, Executive shall devote such time, interest, and effort to the performance of this Agreement as may be fairly and reasonably necessary.

9. PROPRIETARY INFORMATION OBLIGATIONS

During the term of employment under this Agreement, Executive will have access to and become acquainted with Company's confidential, proprietary, and trade secret information (collectively, "Proprietary Information"), including but not limited to information or plans concerning Company's customer relationships; personnel; sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications.

Executive shall not disclose any of Company's Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as reasonably necessary in the course of his or her employment for Company or as authorized in writing by Company. Executive acknowledges that the sale or unauthorized use or disclosure of any of Company's Proprietary Information is unfair competition.

Executive agrees not to engage at any time in unfair competition with Company. All files, records, documents, computer-recorded or electronic information, drawings, specifications, equipment, and similar items relating to Company's business, whether prepared by Executive or otherwise coming into his or her possession, shall remain Company's exclusive property and shall not be removed from Company's premises under any circumstances whatsoever without Company's prior written consent, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to Company on termination of employment, and no copies shall be kept by Executive.

10. NON-INTERFERENCE

Executive acknowledges that the only way to keep confidential information about Company's customers, suppliers, and Executives to which Executive has access confidential is for Executive to agree that while employed by Company and for one year thereafter, Executive will not (a) solicit or attempt to solicit, directly or indirectly, any Executive, customer, or supplier of Company; or (b) take any other action that may cause any such Executive, customer, or supplier to terminate or adversely alter his, her, or its relationship with Company.

11. DISCHARGE AND TERMINATION

The Company may, pursuant to the following procedure, discharge the Executive for good cause, which shall mean any material breach of this Agreement or Company's suffering or incurring substantial damages, liability or costs on account of Executive's willful misconduct or gross negligence. Upon the occurrence of what Company believes to be good cause, Company shall give Executive written notice of the reason or cause for discharge one hundred and eighty (180) days prior to the proposed date of discharge, which shall be effective on such date. Must have a golden parachute that is fair and considerable for a CEO of a publicly traded company of this size that is being terminated.

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12. DISABILITIES OR DEATH

a)	This Agreement shall terminate upon the Executive's total permanent disability, as defined herein, or death.

b)	In the event of the Executive's total permanent disability, the compensation that would have otherwise been earned, pursuant to Paragraph 5 herein, will continue to be paid for at least twenty-four (24) months. For purposes of this Agreement, the phrase "total permanent disability" shall mean the inability of the Executive substantially to perform his duties hereunder for a continuous period of more than four (4) months. Such disability shall be determined by the Executive's attending physician, and if the Company disagrees with the determination of such physician, the Company shall have the right to employ physicians of its choosing to examine the Executive and make an independent determination of whether or not the Executive is, in fact, totally and permanently disabled.

c)	In the event of death of the Executive, his estate will receive the pro rata portion (based on the fraction of the year elapsed prior to death) of any compensation, which would have been earned by him for the fiscal year in which death occurs.

13. INJUNCTIVE RELIEF

14. NOTICES

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to his residence in the case of the Executive and to its principal office in the case of the Company.

15. WAIVER

The waiver by the Company or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

16. GOVERNING LAW

Exclusively the laws of the State of Ohio and the federal laws of the U.S applicable shall govern the validity and interpretation of this Agreement therein.

17. SEVERABILITY

The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, but this Agreement shall be construed and enforced as if such invalid or unenforceable provision was omitted.

18. EFFECTIVE DATE

Notwithstanding the actual date of execution hereof, this Agreement shall be effective as of and from the Effective Date.

19. CAPTIONS AND PARAGRAPHS

Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

20. AMENDMENTS

No amendment, alteration, change, qualification or modification of this Agreement shall be valid unless it is in writing and signed by both Parties hereto and any such amendment, alteration, change, qualification or modification shall be adhered to and have the same effect as if they had been originally embodied in and formed a part of this Agreement.

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21. FURTHER ASSURANCES

The Parties hereto, and each of them, covenant and agree that each of them shall and will, upon reasonable request of the other Party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

22. BINDING EFFECTS

The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

23. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

24. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought. The recitals in this Agreement are hereby incorporated herein, and each statement of fact therein about a party is hereby represented by such party to be true. The parties further acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms.

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THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first above written.

COMPANY:

Gala Global, Inc.

A Nevada Corporation,

By: /s/ Allison Hess

     Name: Allison Hess

     Title:

EXECUTIVE

Timothy Madden

An Individual,

By: /s/ Timothy Madden

     Name: Timothy Madden

     Title: Chief Executive Officer

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